Exhibit 99.1

Media Contact: Roy L. Morrow (216) 383-4893
Roy_Morrow@lincolnelectric.com
Investors Contact: Earl L. Ward (216) 383-5067
Earl_Ward@lincolnelectric.com
Lincoln Electric to Acquire Severstal Welding Business in Russia
CLEVELAND, Ohio, U.S.A., December 28, 2010 — Lincoln Electric Holdings, Inc. (Nasdaq: LECO) today announced that it has signed a definitive agreement to acquire OOO Severstal-metiz: welding consumables, a leading manufacturer of welding consumables in Russia and a subsidiary of OAO Severstal, one of the world’s leading vertically integrated steel and mining companies. The transaction will include acquiring manufacturing operations and exclusive distribution rights of the Severstal brand of welding consumables. Financial terms were not disclosed.
“This acquisition will add to our manufacturing capacity in this fast growing market and complement Mezhgosmetiz-Mtsensk OAO (“MGM”), our recent Russian acquisition,” said John M. Stropki, Chairman and Chief Executive Officer. “Severstal’s extensive stick electrode offering, along with solid wire and flux cored wire products, when combined with solid wire products from MGM, will make Lincoln Electric a leading consumables manufacturer in the CIS countries. The two acquisitions complement our imported products offering and will expand our market presence in the region.”
Manufacturing production facilities are based in Orel, Russia, with 283 employees. OOO Severstal-metiz: welding consumables’ 2010 estimated sales are approximately $40 million USD.
“The sale of OOO Severstal-metiz: welding consumables will allow us to concentrate fully on our core business (wire and wire products) and continue to provide our clients with competitive product of the highest quality,” said Oleg Veter, Chief Executive Officer of Severstal-metiz group of companies.
The OOO Severstal-metiz: welding consumables transaction is under review by Russian regulatory authorities and is expected to close during the 2011 first half.
The Severstal-metiz group of companies incorporates all of OAO Severstal’s metalware assets, and is among the top European producers of wire and wire products. Severstal-metiz’s production sites are located in Russia, the Ukraine and Europe, and its primary customers are in the construction, oil and gas, automotive, metallurgy and engineering industries.
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Lincoln Electric to Acquire Severstal Welding Business in Russia -2-
Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc-welding systems, plasma and oxyfuel cutting equipment and has a leading global position in the brazing and soldering alloys market. Headquartered in Cleveland, Ohio, Lincoln has 39 manufacturing locations, including operations and joint ventures in 19 countries and a worldwide network of distributors and sales offices covering more than 160 countries. For more information about Lincoln Electric, its products and services, visit the Company’s Web site at http://www.lincolnelectric.com.
The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current expectations and involve a number of risks and uncertainties. Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results both prior and subsequent to closing the above-mentioned transaction. The factors include, but are not limited to: uncertainties arising prior to closing that may impact consummation of the transaction; regulatory clearances; and the success of post-closing integration efforts.
More generally, the Company’s operating results may also vary from forward-looking statements due to the following factors: the effectiveness of operating initiatives; general economic and market conditions; currency exchange and interest rates; adverse outcome of pending or potential litigation; possible acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; and the possible effects of international terrorism and hostilities on the Company or its customers, suppliers and the economy in general. For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.
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